Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Registration Statement on Form S-1 of our report dated March 18, 2024, relating to the financial statements of Neurogene Inc. We also consent to the reference to us under the heading "Experts" in such Registration Statement.
Seattle, Washington
December 2, 2024